UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2012

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts		01105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01	Other Events.

On January 8, 2012, Charles W. Shivery, Chairman of the Board, President, and Chief Executive Officer of Northeast Utilities, experienced a heart-related incident and sought immediate medical attention. He is expected to be released from the hospital shortly and to resume a regular workload after a period of recovery.

Consistent with the company’s leadership plan, the Board of Trustees has created an Office of the Chairman comprised of Leon J. Olivier, Executive Vice President and Chief Operating Officer; David R. McHale, Executive Vice President and Chief Financial Officer; and Gregory B. Butler, Senior Vice President and General Counsel. They will manage the day-to-day operations of the company during Mr. Shivery’s absence and will report to the Executive Committee of the Board of Trustees, which will be chaired by Elizabeth T. Kennan, Lead Trustee and Executive Committee Vice Chair.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES
(Registrant)

January 9, 2012	By:	/s/ DAVID R. MCHALE
David R. McHale
Executive Vice President and Chief Financial Officer

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